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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2026

Kenvue LLC

(as successor by merger to Kenvue Inc.)

 (Exact name of registrant as specified in its charter)

Delaware	001-41697	41-4608022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 619100 Dallas, TX	75261-9100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 281-1200

Kenvue Inc.

1 Kenvue Way, Summit, NJ 07901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on November 2, 2025, Kenvue Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kimberly-Clark Corporation, a Delaware corporation (“K-C”), Vesta Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of K-C (“First Merger Sub”), and Vesta Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of K-C (“Second Merger Sub”).

On November 2, 2026 (the “Closing Date”), pursuant to the Merger Agreement, (i) First Merger Sub merged with and into the Company (the “First Merger”), with the Company surviving as a direct wholly owned subsidiary of K-C (the “Initial Surviving Company”) (the time the First Merger became effective being the “First Effective Time”), and (ii) immediately following the First Merger, and as part of the same overall transaction as the First Merger, the Initial Surviving Company merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of K-C (the “Final Surviving Company”) (the time the Second Merger became effective being the “Second Effective Time”).

Item 1.02.	Termination of Material Definitive Agreements.

The information set forth in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 1.02.

Concurrently with the closing of the First Merger, the Company repaid in full all fees, expenses and other obligations outstanding under, and terminated all commitments in effect under, the Credit Agreement, dated as of March 6, 2023 (the “Credit Agreement”), among the Company, the subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provided for a five-year senior unsecured revolving credit facility in an aggregate principal amount of $4.0 billion to be made available in U.S. dollars and Euros. As of the closing of the First Merger, there were no borrowings outstanding under the Credit Agreement.

Effective as of the closing of the Mergers, the Company terminated the Company’s Long-Term Incentive Plan and the Company’s Deferred Fee Plan for Directors.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report is incorporated by reference into this Item 2.01.

At the First Effective Time, pursuant to the terms and subject to the conditions of the Merger Agreement, each share of Kenvue common stock, par value $0.01 per share (the “Kenvue Common Stock”), issued and outstanding immediately prior to the First Effective Time (other than shares of Kenvue Common Stock that were owned by the Company or K-C or any wholly owned subsidiary of the Company or K-C (or were held in treasury by the Company)) was converted into the right to receive (A) 0.14625 shares (the “Exchange Ratio”) of K-C common stock, par value $1.25 per share (the “K-C Common Stock” and the shares of K-C Common Stock issued in connection with the First Merger, the “Stock Consideration”), subject to cash in lieu of fractional shares, plus (B) $3.50 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”), in each case, without interest.

At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any of the parties, the Initial Surviving Company or the equityholders thereof, (i) each share of common stock of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time was automatically canceled and ceased to exist without any conversion or payment therefor and (ii) each unit of Second Merger Sub issued and outstanding immediately prior to the Second Effective Time remained issued and outstanding and represented validly issued, fully paid and nonassessable units of the Final Surviving Company, which constituted the only outstanding units of the Final Surviving Company immediately following the Second Effective Time.

No fractional shares of K-C Common Stock were issued in the Mergers, and holders of Kenvue Common Stock otherwise entitled to receive a fractional share of K-C Common Stock will receive a cash payment, without interest, in lieu thereof, based on the average of the volume-weighted average price per share of K-C Common Stock for each of the five consecutive trading days ending on (and including) the first trading day immediately prior to the Closing Date, as specified in the Merger Agreement.

In accordance with the terms of the Merger Agreement, each equity award of the Company, consisting of stock options, restricted stock units, performance stock units and deferred stock units, that was outstanding immediately prior to the First Effective Time was converted into an equivalent equity award of K-C, including with respect to vesting conditions (including in connection with a qualifying termination of employment), except that performance stock units were converted into solely time-vesting restricted stock units. The number of shares of K-C Common Stock subject to each converted equity award was equal to the number of shares of Kenvue Common Stock subject to the award, with the number of shares of Kenvue Common Stock subject to any performance stock unit determined based on the greater of target and actual performance measured through the First Effective Time, multiplied by the Equity Award Exchange Ratio (as defined below), and the exercise price of each converted stock option is equal to the exercise price of the stock option of the Company divided by the Equity Award Exchange Ratio.

The “Equity Award Exchange Ratio” is a fraction, (i) the numerator of which is the sum of the Cash Consideration and an amount equal to the product of (A) the Exchange Ratio and (B) the closing price of K-C Common Stock on the trading day immediately prior to the date of the First Effective Time (the “K-C Closing Price”) and (ii) the denominator of which is the K-C Closing Price.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Important Statement Regarding the Merger Agreement

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or K-C or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or K-C’s public disclosures.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the First Merger had been completed and requested that the NYSE (i) suspend trading of the Kenvue Common Stock on the NYSE prior to the open of trading on the Closing Date and (ii) file with the SEC an application on Form 25 to delist and deregister the Kenvue Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of the Kenvue Common Stock from the NYSE will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, the Final Surviving Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Kenvue Common Stock, requesting the deregistration of all shares of Kenvue Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03. At the First Effective Time, holders of shares of Kenvue Common Stock issued and outstanding immediately prior to the First Effective Time ceased to have any rights as shareholders of the Company (other than the right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report is incorporated by reference into this Item 5.01. As a result of the First Merger, a change of control of the Company occurred on the Closing Date and the Initial Surviving Company became a direct wholly owned subsidiary of K-C. K-C funded the Cash Consideration with cash on hand, debt financing and proceeds from the previously announced sale of a 51% interest in its International Family Care and Professional business.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the First Merger, effective as of the First Effective Time, each of Larry Merlo, Richard E. Allison, Jr., Seemantini Godbole, Melanie L. Healey, Sarah Hofstetter, Betsy D. Holden, Erica Mann, Kathleen Pawlus, Kirk Perry, Vasant Prabhu, Jeff Smith and Michael E. Sneed, being all the directors of the Company immediately prior to the First Effective Time, resigned from the board of directors (the “Board”) of the Company, including any and all committees or subcommittees of the Board on which they served, and ceased to be directors of the Company. At the First Effective Time, by virtue of the First Merger, Courtney Roane and Flavio Costa, being the directors of First Merger Sub immediately prior to the First Effective Time, became the directors of the Initial Surviving Company, and Nelson Urdaneta, Courtney Roane, Flavio Costa, Rufus Mock and Jeffrey McFall, being the officers of First Merger Sub immediately prior to the First Effective Time, became the officers of the Initial Surviving Company.

As a result of the Second Merger and pursuant to the Merger Agreement, the separate corporate existence of the Initial Surviving Company ceased and Second Merger Sub survived the Second Merger as a member managed limited liability company. As such, all of the members of the Initial Surviving Company board of directors ceased to be directors as of the Second Effective Time. The officers of the Initial Surviving Company immediately prior to the Second Effective Time continued in their respective positions as the officers of the Final Surviving Company.

On November 1, 2026, the Company’s direct wholly owned subsidiary, Kenvue Brands LLC, a Delaware limited liability company, entered into an agreement with Matthew Orlando, the Company’s General Counsel, that seeks to place Mr. Orlando in a tax-neutral position regarding the impact of Section 280G of the Internal Revenue Code of 1986, as amended. The agreement provides that if Mr. Orlando incurs an excise tax in respect of any payment or benefit made or provided to him in connection with the Mergers, he will be entitled to an additional payment so that on a net after-tax basis he is in the same position as if no such excise tax had applied. The amount of the payments is not known since they depend on various factors that are unknown at this time. In no event will the value of the payments exceed $8 million, although they are expected to be substantially less than this. The Company determined that providing Mr. Orlando with this agreement was appropriate given his extraordinary efforts over the prior year to negotiate and consummate the Mergers and that he was the only executive who was expected to remain subject to Section 280G after the implementation of mitigation strategies.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Second Effective Time and by virtue of the Second Merger, the certificate of formation in the form set forth as Exhibit B to the Merger Agreement became the certificate of formation of the Final Surviving Company, except that the name of the Final Surviving Company was changed to “Kenvue LLC” (the “Final Surviving Company Charter”). At the Second Effective Time, the limited liability company agreement of the Second Merger Sub as in effect immediately prior to the Second Effective Time became the limited liability company agreement of the Final Surviving Company, except that references to the name of Second Merger Sub were replaced by references to the name of Kenvue LLC (the “Final Surviving Company LLC Agreement”). Copies of the Final Surviving Company Charter and Final Surviving Company LLC Agreement are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On the Closing Date, in connection with the Second Merger, the Final Surviving Company, as successor to the Company, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), entered into a Fourth Supplemental Indenture, dated as of November 2, 2026 (the “Fourth Supplemental Indenture”), to the Indenture, dated as of March 22, 2023 (the “Base Indenture” and, as supplemented by the first supplemental indenture, dated as of March 22, 2023, the second supplemental indenture, dated as of May 22, 2025, the third supplemental indenture, dated as of October 9, 2026, and the Fourth Supplemental Indenture, the “Indenture”), between the Company and the Trustee. Pursuant to the Fourth Supplemental Indenture, the Final Surviving Company assumed all of the Company’s obligations under the Indenture and on each of the following series of outstanding notes issued thereunder (collectively, the “Notes”): $1,000,000,000 aggregate principal amount of 5.050% Senior Notes due 2028; $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2030; $750,000,000 aggregate principal amount of 4.850% Senior Notes due 2032; $1,250,000,000 aggregate principal amount of 4.900% Senior Notes due 2033; $750,000,000 aggregate principal amount of 5.100% Senior Notes due 2043; $1,500,000,000 aggregate principal amount of 5.050% Senior Notes due 2053; and $750,000,000 aggregate principal amount of 5.200% Senior Notes due 2063, and agreed to be bound by all provisions of the Indenture applicable to the “Company” thereunder.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 2, 2025, by and among Kenvue Inc., Kimberly-Clark Corporation, Vesta Sub I, Inc. and Vesta Sub II, LLC (incorporated by reference to Exhibit 2.1 of Kenvue Inc.’s Current Report on Form 8-K filed with the SEC on November 3, 2025).*

3.1	Amended and Restated Certificate of Formation of Kenvue LLC.

3.2	Amended and Restated Limited Liability Company Agreement of Kenvue LLC.

4.1	Fourth Supplemental Indenture, dated as of November 2, 2026, between Kenvue LLC and Deutsche Bank Trust Company Americas, as trustee.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026

KENVUE LLC (as successor by merger to Kenvue Inc.)

By:	/s/ Nelson Urdaneta
	Name:	Nelson Urdaneta
	Title:	President and Chief Executive Officer